UAL CONTRACT #114510



                              UNITED AIRLINES, INC.
                            1200 East Algonquin Road
                           Elk Grove Village, IL 60007
                                 (708) 952-5204


                                 October 1, 1992

Mr. William E. Mapes
Purchasing Manager
MRS. FIELDS DEVELOPMENT CORPORATION
333 Main Street
Park City, Utah 84060-4000

                               LETTER OF AGREEMENT

Dear Mr. Mapes:

This letter of agreement (the "Agreement") evidences the agreement between United Air Lines, Inc. ("United") and Mrs. Fields Development Corporation ("Mrs. Fields") concerning purchase and use of Mrs. Fields chocolate chip cookies for first class passengers on United's flights within or between the 50 states of the United States of America (the "50 States").

1. Product: Mrs. Fields agrees to provide fully baked and frozen 1.75 oz. semi-sweet chocolate chip cookies (the "product") for use in serving first class passengers on United's flights. These cookies will be of the same recipe and overall product quality as the cookies sold in Mrs. Fields retail stores.

2. Distribution: United has designated Michael Lewis Company ("Michael Lewis") under United contract number 112246 to provide shipping, warehousing, distribution and inventory management services related to United's use of Mrs. Fields cookies. United has the right to change distributors during the term of this Agreement and United will provide reasonable advance notice to Mrs. Fields if such a change is desired.

3. Price and Delivery: Mrs. Fields will sell cookies to Michael Lewis on United's behalf at a price of $60.10 per case of 192 cookies. Product will be sold on an F.O.B. factory basis, currently Smith Food and Drug Company's plant in Layton, Utah. Risk of loss passes upon delivery to Michael Lewis which currently takes place at such Layton, Utah plant. United will bear the cost of shipping to Michael Lewis' warehouses and the cost associated with warehousing, distribution and inventory management by Michael Lewis. The product will be packed, using generally acceptable industry standard packaging designed for routine shipping of

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Mrs. Fields Development Corporation
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the type contemplated  herein, in such a manner so as to reasonably limit damage to the product during shipping, warehousing and distribution.

4. Ordering and_Invoicing: Orders for product will be placed by Michael Lewis using their standard Purchase Order and will be confirmed and invoiced by Mrs. Fields using its standard Order Confirmation and Invoice (the "Invoice") in the form attached hereto as Exhibit A. Pursuant to Mrs. Fields pricing policies, invoices not paid within a 30 day period shall be subject to interest at 1 % per month. If any Invoice from Mrs. Fields to Michael Lewis remains unpaid after 90 days (and United has received prior notice that such Invoice remained unpaid after 60 days from date of invoice) then United will: (a) cause Michael Lewis to pay such Invoice with interest; (b) pay such Invoice, with interest, itself, or
(c) deduct the amount due and owing, including interest, by Michael Lewis to Mrs. Fields from the next regular payment made by United to Michael lewis and remit such funds to Mrs. Fields.

5. Term of Agreement: This Agreement will be effective for one year starting September 1, 1992 and ending August 31, 1993. Either party may propose extending this Agreement for a longer period at any time prior to the termination of this Agreement. Either party shall have the right to terminate this Agreement upon 30 days written notice to the other party.

6. Volumes: United agrees that in order to maintain the exclusivity set forth in Paragraph 8 hereof, United must purchase a minimum of 100,000 cookies per month. Except as indicated specifically herein, there are no minimum or maximum purchases or inventory requirements. United will notify Mrs. Fields if any significant increases or decreases in volumes are expected.

7. Inventory: Mrs. Fields will maintain reasonable inventory of product so as to provide an adequate supply of product to fill orders from Michael Lewis. In the event of early termination of this Agreement pursuant to Paragraph 5 hereof, United will assume responsibility for reasonable inventories held by Mrs. Fields, not to exceed 60 days usage at the minimum volume set forth in Paragraph 6 hereof, and United may continue to use product for 60 days following such termination in order to deplete inventories purchased by it.

8. Exclusive Use: During the term of this Agreement, but only so long as the minimum volume set forth in Paragraph 6 hereof is maintained, Mrs. Fields shall not enter into an agreement with any other scheduled airline for use of, and will not otherwise provide, Mrs. Fields branded cookies on any airlines' flights within or between the 50 States. In addition, during the term of this Agreement, United will not enter into an agreement with any other supplier of cookies for distribution to first class customers on United flights within or between

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Mrs. Fields Development Corporation
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the 50 states and will not  otherwise  provide any other  cookies to first class passengers on United flights within or between the 50 States other than in situations where Mrs. Fields Cookies are not available due to shortage of product (in which case United will insure that the source of the substitute cookies is clearly identified).

9. Advertising and Promotion: During the term of this Agreement United may use the Licensed Names and Marks set forth in Exhibit B, attached hereto and incorporated herein, (the "Licensed Names and Marks"), in accordance with the terms of this Agreement on all of its inflight menus on flights on which product is served. In addition, United shall take such steps as may be necessary within the terms of this Agreement to inform all first class passengers on United's flights within or between the 50 States that the cookies being served to them are Mrs. Fields products. All advertising and promotion with respect to the product shall be subject to Mrs. Fields approval of copy in a reasonably timely fashion.

10. Grant of License: Mrs. Fields hereby grants to United, and United hereby accepts from Mrs. Fields, upon the terms and conditions hereinafter specified, a license to employ the Licensed Names and Marks in connection with the service of Mrs. Fields products to first class passengers on flights within or between the 50 States. The license granted hereby shall be exclusive only as regards other airline carriers on travel within or between the 50 states, and only for so long as this Agreement remains in full force and effect. Unless Mrs. Fields consents in writing, United shall use the Licensed Names and Marks only for the purposes of and pursuant to this Agreement, only in a manner consistent with the scope of the relevant registration of Licensed Names and Marks, only for applications in a manner permitted and prescribed herein, and only with respect to product. United recognizes the value of the good will associated with the Licensed Names and Marks and acknowledges that the Licensed Names and Marks, and all rights therein and in the good will pertaining thereto, belong exclusively to Mrs. Fields. United shall notify Mrs. Fields in writing of any infringements or imitations by others of the Licensed Names and Marks which may come to United's attention; and United will assist Mrs. Fields at Mrs. Fields cost and expense, to the extent necessary, in the procurement of any protection or to protect any of Mrs. Fields rights to the Licensed Names and Marks. United will so conduct itself in serving products so as to preserve the business integrity and good reputation of Mrs. Fields. For the protection of the consumer public and for the further protection of the goodwill and trade reputation of Mrs. Fields, United covenants that it will only prepare and serve the product in accordance with the procedures designated by Mrs. Fields in writing. United will not at any time or in any manner whatsoever claim or take any advantage from, or benefit of, any state or federal franchise law which may arise from or affect the terms of this Agreement and United hereby expressly waives, to the extent permitted by law, all


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benefit of, or cause of action under,  any such state or federal  franchise law.
Upon termination or expiration of this Agreement, United shall forthwith discontinue all use of the Licensed Names and Marks other than in connection with the use of inventory as provided in Paragraph 7.

11.     Indemnification:

                a. Mrs.  Fields will  indemnify  and hold harmless  United,  its officers, employees, and agents (for purposes of this Paragraph 9 collectively referred to as "United") for, from and against any and all liability, claims, suits, judgments, losses, damages, or costs (including reasonable attorneys fees and expenses) by third parties for injuries to or deaths of persons or loss of or damage to property found to have been caused by (i) the provision of any product by Mrs. Fields under this Agreement, or (ii) any negligence, or willful misconduct of Mrs. Fields under this Agreement, all except to the extent caused by the negligence or willful misconduct of United.

                  b. United will indemnify and hold harmless Mrs. Fields, its officers, employees, and agents (for purposes of this Paragraph 9 collectively referred to as "Mrs. Fields") for, from and against any and all liability, claims, suits, judgments, losses, damages, or costs (including reasonable attorneys fees and expenses) by third parties for injuries to or deaths of persons or loss of or damage to property found to have been caused by (i) the provision of any equipment or services by United under this Agreement, or (ii) any failure of supervision, negligence, or willful misconduct of United under this Agreement, all except to the extent caused by the negligence or willful misconduct of Mrs. Fields.

                  c. Defense of Suits: If a lawsuit or other legal proceeding is instituted by any third party arising out of the serving of Mrs. Fields products under this Agreement and any count of such legal proceeding includes a claim that a Mrs. Fields product was inedible, unwholesome, or unfit for human consumption, then Mrs. Fields will assume the defense for both Mrs. Fields and United and will defend or settle same in its discretion and at its sole cost and expense. United reserves the right to represent itself, at its expense, during trial. Liability for any judgments will be as provided above.

12. Consequential Damages: NEITHER PARTY WILL BE LIABLE FOR, AND EACH PARTY WAIVES AND RELEASES ANY CLAIMS AGAINST THE OTHER PARTY FOR, ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUES, LOST PROFIT, OR LOSS OF PROSPECTIVE



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Mr. William E. Mapes
Mrs.  Fields Development Corporation.
October 1, 1992
Page 5

ECONOMIC ADVANTAGE, RESULTING FROM ANY PERFORMANCE OR FAILURE TO
PERFORM UNDER THIS AGREEMENT.

13. Force Majeure: Neither party will be responsible for delays in or suspension of performance caused by acts of God or governmental authority, strikes or labor disputes, fires, or other loss of manufacturing facilities, breach by suppliers of supply agreements, or other similar or dissimilar cause beyond the reasonable control of that party.

14.     Binding Effect, Assignment:

                  a. The terms, covenants and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns, which permitted assigns have been agreed to in writing, duly executed by the other party.

                  b. Notwithstanding subparagraph (a) above, Mrs. Fields and United may each assign their rights and obligations under this Agreement to any subsidiary, parent company, or subsidiary of a parent company.

15.     Notices:

All notices provided by this Agreement shall be in writing and shall be given by overnight courier, facsimile transmission, or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of delivery:

To United:                 United Airlines, Inc.
                           1200 East Algonquin Road
                            Elk Grove Village, Illinois 60007
                           Attention:      Bill Wallenbecker
                           FAX: (708) 952-5204



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Mr. William E. Mapes
Mrs. Fields Development Corporation
October 1, 1992
Page 6



To Mrs. Fields:            Mrs. Fields Development Corporation
                           333 Main Street
                           Park City, Utah 84060
                           Attention: Corporate Secretary
                           FAX (801) 649-3639

16.    General Provisions:

        a. Notwithstanding anything to the contrary contained herein, Mrs. Fields and United shall each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction. United agrees that Mrs. Fields may have such temporary or preliminary injunctive relief without bond.

        b. The rights of Mrs. Fields and United hereunder are cumulative and no exercise or enforcement by Mrs. Fields or United of any right or remedy hereunder shall preclude the exercise or enforcement by Mrs. Fields or United of any other right or remedy hereunder to which Mrs. Fields or United is entitled by law to enforce.

        c. If Mrs. Fields or United is required to enforce this Agreement in a judicial proceeding or appeal thereof, the party prevailing in such proceeding shall be entitled to reimbursement of its costs and expenses, including reasonable accounting and legal fees, whether incurred prior to, in preparation for, or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce the obligations of this Agreement.

        d. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. ss.ss. 1051 et seq.) or other federal law, this Agreement, and the relationship between United and Mrs.
Fields, shall be governed by the laws of the State of Utah.

        e. United and Mrs. Fields hereby irrevocably consent, regarding any legal action, suit or proceeding arising out of or in any way connected with this Agreement, or which is an appeal therefrom, to the non-exclusive jurisdiction and venue of the Federal District Court for the District of Utah. Further, United and Mrs. Fields irrevocably consent to actual receipt of any summons and/or legal process at their respective addresses as set forth in this Agreement (and as to United with a copy to

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Mrs. Fields Development Corporation
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Prentice-Hall) as constituting in every respect sufficient and effective service of process in any such legal action or proceeding. United and Mrs. Fields further agree that final non-appealable judgment in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, whether within or outside the United States of America, by suit under judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of the liability.

         f. Each party irrevocably waives trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either party.

          g. The headings of the paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

         h. All Exhibits hereto form part of this Agreement.

          i. This Agreement, together with the Exhibits hereto, supersedes all prior oral or written representations, communications, or agreements between the parties regarding the subject matter of the Agreement and, together with such Exhibits, constitutes the entire understanding of the parties, regarding the subject matter of this Agreement. This Agreement may be modified or amended only in writing duly executed by both parties.

17. Counterparts: This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.



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Mr. William E. Mapes
Mrs. Fields Development Corporation
October 1, 1992
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Please  indicate  your  agreement to and  acceptance of this proposal by signing both copies of this letter in the space indicated and return one copy for our files.


Very truly yours,

UNITED AIR LINES, INC.

/s/ James V. Sines
James V. Sines
Vice President of Purchasing



Agreed to and accepted this 2nd day of October, 1992.



MRS.  FIELDS DEVELOPMENT CORPORATION




By: /s/ William E. Mapes
         William E. Mapes

Title: Purchasing Manager











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                                    EXHIBIT B



LIST OF LICENSED TRADE NAMES, TRADEMARKS AND SERVICE MARKS



Mrs. Fields Cookies and Design
         Reg.  No. 1, 241, 619 and
         Reg.  No. 1, 256, 315



Mrs. Fields (Stylized)
         Reg.  No. 1, 299, 149



All attached hereto and incorporated herewith